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Exhibit 3.7

ARTICLES OF INCORPORATION
OF
J. J. PARKER CO.

        KNOW ALL MEN BY THESE PRESENTS:

        That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the state of Nevada, and we do hereby state and certify:

        FIRST:    That the name of said corporation shall be:

          J. J. PARKER CO.

        SECOND:    That the location of the principal office of the corporation within the State of Nevada shall be at 1308 South Main Street, Las Vegas, County of Clark, State of Nevada.

        It is hereby expressly provided that other office or offices for the transaction of the business of the corporation may be maintained at such place or places, either within or without the State of Nevada as may from time to time be named and selected by its Board of Directors, or may be provided in the By-Laws of this corporation, and any and all business transacted by any Stockholders' or Directors' meeting of said corporation, held outside of the State of Nevada, shall be as effectual for all purposes as though said meetings were held at the principal office and place of business of said corporation in the State of Nevada.

        THIRD:    That the nature of the business, and the objects and purposes proposed to be transacted, promoted, or carried on by this corporation are as follows:

        (a)   To establish, install, manufacture, sell, purchase, operate and maintain automatic vending, slot, gaming or amusement coin operated machines, designed for amusement or otherwise or to vend and distribute goods, wares and merchandise or any other commodity specialty or notion including cash, and to buy, sell, lease, rent and operate such machines and the rights incident thereto of establishing and maintaining such machines upon public or private property.

        (b)   To purchase or otherwise acquire, hold, own, lease, rent, sell, exchange, assign, transfer, mortgage, purchase and lease back, pledge or otherwise dispose of, and to invest, loan, trade and deal in and with personal and real property, including money, motels, stores, airplanes, hotels and offices of every class and description.

        (c)   To make and enter into, and to perform contracts of every kind and nature for any and all lawful purposes with any individual, firm, association, corporation, private, public or municipal body politic, and with the Government of the United States, or any state, territory or colony thereof.

        (d)   To engage in the business of wholesale distributing to include but not limited to all types of building materials and other things necessary or related thereto.

        (e)   Generally, to carry on any lawful business or businesses, and to engage in any and every line of activity and business enterprise which the Board of Directors may from time to time deem to be reasonably incident to any of the objects and purposes above named, or to be beneficial or helpful to the interest of this corporation, or which may be calculated, directly or indirectly, to enhance the value of its property, and to carry on any and all of its business and other operations in any County, country, state, province, territory or place in the world; and to establish head and branch offices and places of business wherever it may deem advisable; and to do any and all of the matters and things hereinabove set forth to the extent that natural persons might or could do, and in any part of the world, either as persons, agents, contractors, trustees or otherwise, alone or in the company of others.

        FOURTH:    The objects and powers specified in any clause contained in these Articles shall not in any wise limit or restrict by reference to, or inference from the terms of any other clause of this Article; and the foregoing enumeration of powers, as specified, shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment thereof as conferred by the laws of the State of Nevada upon corporations organized under the general corporation laws of said State.

        FIFTH:    The total authorized Capital Stock of the Corporation shall consist of Two Thousand Five Hundred (2,500) Shares without par value.

        All of said Capital Stock shall carry full voting power and the Shares thereof shall be issued fully paid at such times as the Board of Directors may designate in exchange for cash, real or personal property, services, the Stock of other corporations or other rights, things or interests, and the judgment of the Board of Directors as to the exchange value thereof shall be conclusive and binding on the corporation for all intents and purposes.

        Any and all shares of stock issued by the corporations, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment thereof. If, for any reason, the amount of any Capital Stock of the corporation is to be increased, such increase shall be offered to and may be subscribed to by the then existing stockholders in proportion to their shareholdings at that time, for such amounts as may be determined to be the offering price of the stock to either shareholders or non-shareholders.

        SIXTH:    The members of the governing board shall be styled "Directors", and the number of such directors shall be three (3). The Board of Directors, or the Stockholders, at any regular meeting or special meeting called for that purpose, by resolution may increase or decrease the number of members on the Board of Directors as deemed advisable, provided that the number may not be decreased to less than three.

        SEVENTH:    The names and post office addresses of the first Board of Directors are as follows:

NAME	ADDRESS
James J. Parker	4350 Mountain View Blvd. Las Vegas, Nevada
Jack Laxer	1210 Exley Avenue Las Vegas, Nevada
John E. Kelly	2217 Sunrise Ave. Las Vegas, Nevada

        EIGHTH:    The names and post office addresses of the incorporators subscribing their names to these Articles of Incorporation are as follows:

NAME	ADDRESS
James J. Parker	4350 Mountain View Blvd. Las Vegas, Nevada
Jack Laxer	1210 Exley Avenue Las Vegas, Nevada
John E. Kelly	2217 Sunrise Ave. Las Vegas, Nevada

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        NINTH:    The private property of the stockholders of this corporation shall be, and is hereby made, forever exempt from the debts of the corporation.

        TENTH:    This corporation shall have perpetual existence.

        ELEVENTH:    The Board of Directors shall have the power and authority, pursuant to the vote of the holders of at least a majority of the capital stock issued and outstanding and entitled be voted, to sell, lease, assign, exchange, transfer or otherwise dispose of, upon such terms and conditions its Board of Directors deems expedient and for the best interests of the corporation, all or substantially all of its property, business and assets, including the good will and corporate franchise, but not otherwise.

        TWELFTH:    The Board of Directors shall have power and authority to make and alter or amend its By-Laws; to fix the amount, in cash or otherwise, to be reserved as working capital.

        THIRTEENTH:    The Corporation, through its By-Laws, shall have power and authority to make such provisions as may from time to time be deemed necessary or advisable for the promotion of the interests of this corporation; and the corporation, may, through its By-Laws, confer such powers, privileges, authorities and duties upon its Board of Directors as it may deem necessary or advisable, and may also delegate and confer such powers and duties as it may deem necessary or advisable upon an executive committee or other committees; and this corporation and its Board of Directors shall and may exercise all rights, powers and privileges of whatsoever kind or nature, whether specifically provided herein or not, which may now or thereafter be conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada.

        IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of incorporation this 30th day of September, 1958.

/s/ James J. Parker James J. Parker
/s/ Jack Laxer Jack Laxer
s/ John E. Kelly John E. Kelly

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CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
J. J. PARKER CO.

        The undersigned hereby certify as follows:

          1.     That they are the President and Secretary of J. J. PARKER CO.

          2.     That the Articles of Incorporation were filed in the Office of the Secretary of the State, State of Nevada, on the 2nd day of October, 1958.

          3.     That the Board of Directors of the corporation consented to the adoption of the following resolution on January 31, 1991, to amend the Articles of Incorporation as set forth below.

          4.     That Jackpot Enterprises, Inc., as the sole shareholder of the corporation, consented to the adoption of the following resolution on January 31, 1991, to amend the Articles of Incorporation as follows:

    RESOLVED: That paragraph entitled "FIRST" of the Articles of Incorporation be amended as follows:

    FIRST: The name of the corporation is CORRAL COUNTRY COIN, INC.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment to Articles of Incorporation effective this 11th day of February, 1991.

/s/ Alan Maiss ALAN MAISS, President
/s/ Benjamin F. Martello BENJAMIN F. MARTELLO, Secretary

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
CORRAL COUNTRY COIN, INC.

        The undersigned hereby certify as follows:

          1.     That they are the President and Secretary of CORRAL COUNTRY COIN, INC.

          2.     That the Articles of Incorporation were filed in the Office of the Secretary of State, State of Nevada, on the 2nd day of October, 1958, and a Certificate of Amendment of Articles of Incorporation was filed on February 25, 1991.

          3.     That on July 6, 1992, the sole shareholder of the corporation gave its written consent to amend Articles THIRD, FOURTH, and FIFTH of the Articles of Incorporation as set forth in Paragraph 4 below.

          4.     That on July 6, 1992, the directors of the corporation unanimously gave their written consent to the adoption of the following resolution:

        Pursuant to NRS 78.385 and 78.390 and Nevada Gaming Commission Regulation 15.500.1, Articles THIRD, FOURTH, and FIFTH of the Articles of Incorporation shall be, and hereby are amended to read as follows:

ARTICLE THIRD

        "That the nature of the business and objects and purposes proposed to be transacted, promoted, or carried on by the corporation are as follows:

          a)    "To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and of the United States of America.

          b)    To engage in any lawful activity."

ARTICLE FOURTH

        Deleted.

ARTICLE FIFTH

        "The amount of the authorized capital stock of this corporation is 2,500 shares with no par value.

        "The corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in said issuance.

        "No stock or securities issued by the corporation and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

        "If the Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities and such securities shall not for any purposes be included in the securities of the corporation entitled to vote, and (c) the corporation shall not pay any remuneration in any form to the holder of the securities."

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to Articles of Incorporation this 15th day of July, 1992.

/s/ Jeffrey L. Gilbert JEFFREY L. GILBERT, President
/s/ Bob Torkar BOB TORKAR, Secretary

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  Exhibit 3.7
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF J. J. PARKER CO.